UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on August 8, 2024, Powerfleet, Inc. (the “Company”) received written notice (the “Initial Nasdaq Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not timely file its Transition Report on Form 10-KT for the transition period ended March 31, 2024 (the “Form 10-KT”), as required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5250(c)(1).

On August 15, 2024, the Company received written notice (the “Second Nasdaq Notification Letter” and, together with the Initial Nasdaq Notification Letter, the “Nasdaq Notification Letters”) from the Listing Qualifications Department of Nasdaq notifying the Company that it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Form 10-Q”), as required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5250(c)(1). Under Nasdaq rules, the Company has 60 calendar days from the date of the Initial Nasdaq Notification Letter, or October 7, 2024, to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1).

As previously announced by the Company in a press release dated August 5, 2024, the delay in the filing of the Form 10-KT and Form 10-Q follows the Company’s receipt of a comment letter from the Securities and Exchange Commission (the “SEC”) regarding the Company’s determination of the accounting acquirer in the recent business combination with MiX Telematics Limited (“MiX Telematics”). The Company is actively collaborating with its auditors and legal advisors to address the SEC’s comment and targets to resolve this matter within the month of August. The Company expects to file the Form 10-KT and Form 10-Q promptly following resolution of the SEC’s comment to regain compliance with Nasdaq Listing Rule 5250(c)(1).

The Company’s common stock will continue to be listed and traded on The Nasdaq Global Market during the 60-day grace period, subject to its compliance with the other continued listing requirements of The Nasdaq Global Market.

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously announced, on July 19, 2024, the Company appointed Deloitte & Touche, the incumbent auditor of MiX Telematics, the Company’s wholly owned subsidiary, as its independent registered public accounting firm for the fiscal year ending March 31, 2025. The appointment was subject to satisfactory completion of Deloitte & Touche’s client acceptance procedures, which were in the process of being completed at the time of such announcement. As of August 16, 2024, Deloitte & Touche’s client acceptance procedures have been completed.

Item 8.01. Other Events.

On August 16, 2024, the Company issued a press release addressing the Nasdaq Notification Letters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

Certain statements made in this report constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of the Form 10-KT and Form 10-Q. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ David Wilson
Name:	David Wilson
Title:	Chief Financial Officer

Date: August 16, 2024